                                                                       EXHIBIT 4

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS.



                               drugstore.com, inc.

               Warrant for the Purchase of Shares of Common Stock


           Name of Registered Holder:      Amazon.com, Inc.
                                          (the "Initial Holder")
           No. W-3                         2,500,000 Shares of Common Stock


             This certifies that, for value received, the Initial Holder (or any registered assignee of the Initial Holder) (each of the Initial Holder and any such registered assignee being hereinafter referred to as the "Holder"), is entitled, subject to the conditions and upon the terms of this Warrant, to purchase from drugstore.com, inc. (the "Company"), at any time or from time to time during the Exercise Period (as defined in Section 1 hereof), the number of shares of Common Stock (as defined in Section 1 hereof) set forth above. The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

             Section 1. Certain Definitions. Terms defined in the preceding paragraph and elsewhere in this Warrant have the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

             "Act" means the Securities Act of 1933, as amended.

             "Common Stock" means the fully paid and nonassessable shares of common stock of the Company, $.0001 par value per share, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor in accordance with Section 7 herein.

             "Exercise Period" means the two-year period beginning on the date hereof and ending on July 30, 2002.

             "Exercise Price" means $4.9375 per share, subject to change or adjustment pursuant to Section 7 hereof.

             "Reorganization Event" means (i) any capital reorganization or reclassification of the Common Stock (other than as a result of a subdivision, combination or stock dividend for which adjustment is provided in Section 7(a) hereof and other than a change in the par value of the Common Stock or an increase in the authorized capital stock of the Company not involving the issuance of any shares thereof), or (ii) any consolidation of the Company with, or merger of the Company with or into, another person (including any partnership, joint venture, limited liability company, limited partnership, corporation, trust, other entity or group thereof) (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in a reclassification or change of the outstanding Common Stock (or for which adjustment is provided in Section 7(a) hereof)) or any sale, lease, transfer or conveyance of all or substantially all of the property and assets of the Company.

             "Warrant" means this warrant and any warrant or warrants that may be issued pursuant to Section 4 hereof in substitution or exchange for or upon transfer of this warrant, any warrant that may be issued pursuant to Section 2 hereof upon partial exercise of this warrant and any warrant which may be issued pursuant to Section 5 hereof upon the loss, theft, destruction or mutilation of this warrant.

             "Warrant Register" means the register maintained at the principal office of the Company, or at the office of its agent, in which the name of the Holder of this Warrant shall be registered.

             "Warrant Shares" means the shares of Common Stock, as adjusted from time to time in accordance with Section 7 hereof, deliverable upon exercise of this Warrant.

             Section 2. Exercise of Warrant.

             (a) Subject to compliance with all applicable securities laws, this Warrant may be exercised, in whole or in part, at any time or from time to time during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth on the signature page hereof (or at such other address of the Company or any agent appointed by the Company to act hereunder as the Company or such agent may hereafter designate in writing to the Holder), with the exercise form annexed hereto (the "Exercise Form") duly executed and accompanied by cash or a certified or official bank check drawn to the order of "drugstore.com, inc." (or its successor in interest, if any) in the amount of the applicable Exercise Price, multiplied by the number of Warrant Shares specified in such Exercise Form, together with applicable transfer taxes, if any. If this Warrant should be exercised in part only, the Company or its agent shall, upon surrender of this Warrant, execute and deliver a Warrant evidencing the right of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company during the Exercise Period of this Warrant and such Exercise Form in proper form for exercise, together with proper payment of the applicable Exercise Price at its principal office, or by its agent at its office, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such Exercise Form; provided, however, that if the date of such receipt by the Company or its agent is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such Warrant Shares on the next business day on which the stock transfer books of the Company are open. Any Warrant issued upon partial exercise of this Warrant pursuant to this Section 2 shall be dated the date of this Warrant.

             (b) Notwithstanding the payment provisions set forth above, the Holder may surrender this Warrant and, in lieu of payment of the Exercise Price in cash, elect to have the Company cancel such number of Warrant Shares as may be sufficient to satisfy the Exercise Price. If the Holder so elects, then the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                  X = Y (A - B)
                                      ---------
                                          A

        Where:  X = the number of shares of Common Stock to be issued to the
                    Holder

                Y = the number of Warrant Shares subject to this Warrant

                A = the Fair Market Value (as defined below) of one (1)
                    Warrant Share

                B = the Exercise Price

                Y-X = the number of Warrant Shares cancelled to satisfy the
                      Exercise Price

             For purposes of the above calculation, the "Fair Market Value" shall be determined by the average of the closing bid and asked prices of the Company's capital stock as quoted in the Over-the-Counter Market Summary or the last reported sale price of the capital stock or the closing price quoted on the Nasdaq National Market System or on any exchange on which such capital stock is then listed, whichever is applicable, for the five trading days prior to the date of exercise of this Warrant, provided, however, that if no public market for the Company's capital stock exists at the time of such exercise, "Fair Market Value" of a Warrant Share shall be determined in good faith by the Board of Directors of the Company. For purposes of a transaction specified in Section 7(b), "Fair Market Value" of a Warrant Share shall mean the value of the consideration (determined, in the case of non-cash consideration, in good faith by the Company's Board of Directors) to be received pursuant to such transaction by the holder of one share of Warrant Stock.

             Section 3. Reservation of Shares. The Company agrees that at all times it will keep reserved solely for issuance and delivery pursuant to this Warrant the number of shares of its Common Stock that are or would be issuable from time to time upon exercise of this Warrant in full. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free of all preemptive rights. Before taking any action that would cause an adjustment pursuant to Section 7 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of this Warrant, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

             Section 4. Transfer in Compliance with Applicable Securities Laws. Neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in accordance with applicable United States federal and state securities laws and the terms and conditions hereof. The Company may require the Holder to obtain an opinion of counsel, at the expense of the Holder, reasonably satisfactory to the Company, that the proposed sale, offer for sale, pledge, hypothecation or other transfer or disposition may be effected without registration under the Act or state securities or Blue Sky laws. No opinion of counsel shall be necessary for a transfer by the Holder to one or more Affiliates (as such term is defined in Section 11(f) of the Warrant). Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Act, shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF

EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS.

        Subject to this Section 4, this Warrant may be transferred and assigned, in whole or in part, upon surrender of this Warrant to the Company at its principal office or to the Company's agent at its office, with the Warrant Assignment Form duly executed and accompanied by funds sufficient to pay any transfer tax, except that no transfer or assignment of this Warrant may be made unless (A) the Company consents in writing to such transfer or assignment, which consent may be withhold in its absolute discretion, and (B) the transferee has agreed in writing for the benefit of the Company to be bound by the provisions of this Section 4 to the extent this Section 4 is then applicable. Notwithstanding the foregoing, the Company agrees that consent will not be withheld in the case of a transfer or assignment of the Warrant in whole or in part by the Holder to one or more Affiliates; provided, however, that if the Warrant is transferred or assigned in part by the Holder to one or more Affiliates, at least 100,000 Warrant Shares (subject to adjustment pursuant to Section 7) must underlie each transferred or assigned part of the Warrant.

        The Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Warrant Assignment Form and, if the Holder's entire interest is not being transferred or assigned, in the name of the Holder; and this Warrant shall promptly be cancelled.

        Section 5. Lost, Mutilated or Missing Warrant. Upon receipt by the Company or its agent of evidence satisfactory to it of the loss, theft or destruction of this Warrant, and of satisfactory indemnification, and upon surrender and cancellation of this Warrant if mutilated, the Company or its agent shall execute and deliver a Warrant of like tenor and date in exchange for this Warrant.

        Section 6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

        Section 7. Certain Events.

        (a) Stock Dividends, Subdivisions, Combinations. If the Company shall
(A) declare a dividend or distribution on the Common Stock (or other securities deliverable hereunder) payable in shares of capital stock (whether shares of Common Stock or capital stock of any other class), (B) subdivide shares of the Common Stock into a greater number of shares or (C) combine the Common Stock into a smaller number of shares then, in any such event, the Holder shall be entitled to receive the aggregate number and kind of shares which, if the Warrant had been exercised immediately prior to the record date for such action, he would have been entitled to receive by virtue of such dividend, distribution, subdivision or combination, and the Exercise Price shall be appropriately adjusted. Such adjustment shall be made successively whenever any event listed above shall occur.

        (b) Reorganization Event. In case of any Reorganization Event the Company shall, as a condition precedent to the consummation of the transaction constituting, or announced as, such Reorganization Event, cause effective provisions to be made so that the Holder shall have the right immediately thereafter, by exercising this Warrant, to receive the aggregate amount and kind of shares of stock and other securities and property that were receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that would have been received immediately prior to such Reorganization Event upon exercise of this Warrant. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 7(a). The foregoing provisions of this Section 7(b) shall similarly apply to successive Reorganization Events.

             (c) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors in its reasonable judgment shall make an appropriate adjustment in the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the Holders of the Warrant.

             (d) Fractional Shares. No fractional shares of Common Stock (or other securities deliverable hereunder) or scrip shall be issued to any Holder in connection with the exercise of this Warrant. Instead of any fractional share of Common Stock (or other securities deliverable hereunder) that would otherwise be issuable to such Holder, the Company shall pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Exercise Price on the date of such exercise.

             (e) Carryover. Notwithstanding any other provision of this Section 7, no adjustment shall be made to the number of shares of Common Stock (or other securities deliverable hereunder) to be delivered to each Holder (or corresponding change to the Exercise Price) if such adjustment would represent less than one percent of the number of shares to be so delivered, but any such adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to one percent or more of the number of shares to be so delivered.

             (f) Notices of Certain Events. If at any time after the date hereof and before the expiration of the Exercise Period:

                    (i) the Company declares any dividend or distribution on its Common Stock payable in shares of its capital stock or otherwise subdivides or combines the Common Stock;

                    (ii) there shall be any Reorganization Event;

                    (iii) there shall be any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                    (iv) there shall be any other event that would result in an adjustment pursuant to this Section 7 in the Exercise Price or the number of Warrant Shares that may be purchased upon the exercise hereof;

the Company will cause to be mailed to the Holder, at least twenty days before the applicable record or effective date, as applicable, for the action hereinafter specified, a notice stating (A) the date as of which the holders of Common Stock of record entitled to receive any such dividends or distributions is to be determined, or (B) the date on which any such subdivision, combination, Reorganization Event, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such Reorganization Event, dissolution, liquidation or winding-up.

             (g) Failure to Give Notice. The failure to give the notice required by Section 7(f) hereof or any defect therein shall not affect the legality or validity of any dividend or distribution, subdivision, combination, Reorganization Event, dissolution, liquidation or winding-up or the vote upon any such action.

             Section 8. Officers' Certificate. Whenever the number of Warrant Shares that may be purchased on exercise of this Warrant or the Exercise Price is adjusted as required by the provisions of Section 7 hereof, the Company will forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and at the office of its agent an officers' certificate showing the adjusted number of Warrant Shares that may be purchased at the Exercise Price on exercise of this Warrant and the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the Chief Executive Officer, President or Chief Financial Officer of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder. The Company shall, promptly after each such adjustment, cause such certificate to be mailed to the Holder.

             Section 9. Warrant Register. The Company will register this Warrant in the Warrant Register in the name of the record holder to whom it has been distributed or assigned in accordance with the terms hereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

             Section 10. Representations and Warranties of the Company. The Company hereby represents and warrants to the Initial Holder as of the date of this Agreement as follows:

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Warrant and to perform its obligations hereunder.

             (b) This Warrant has been duly authorized, executed and delivered by the Company, and constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by any applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

             (c) The Warrant Shares have been duly authorized and reserved for issuance in accordance herewith, and, upon issuance in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free of all preemptive rights.

             Section 11. Representations and Warranties of each Holder. The Holder hereby represents and warrants that:

             (a) Purchase Entirely for Own Account. This Warrant and the right to acquire the Common Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Warrant or any of the shares of Common Stock issuable upon exercise of the Holder's rights contained herein.

             (b) Investment Experience. The Holder (i) possesses sufficient knowledge and experience in financial and business matters (including experience with investments of a similar nature) to be capable of evaluating the merits and risks of an investment in the Company and (ii) has adequate net worth and means of providing for its current needs and personal contingencies to sustain a complete loss of its investment in the Company and has no need for liquidity in its investment in the Company.

             (c) Access to Information. The Holder acknowledges that (i) it has been furnished or been afforded access to information describing the Company, the terms of an investment in the Company, the Company's past, present and anticipated future activities and any other matters the Holder has deemed relevant to its decision to make an investment in the Company; (ii) it has been provided an opportunity to obtain additional information concerning the Company, the Company's past, present and anticipated future activities and any other matters the Holder has deemed relevant to its decision to make an investment in the Company; and (iii) it has been given the opportunity to ask questions of, and receive answers from the Company concerning the Company, the Company's past, present and anticipated future activities and any other matters the Holder has deemed relevant to its decision to make an investment in the Company.

             (d) Accredited Investor. The Holder is an "accredited investor", as that term is defined in Rule 501 of Regulation D as promulgated under the Act.

             (e) Restricted Securities. The Holder understands that this Warrant and the shares of Common Stock issuable upon exercise hereof have not been registered under the Act nor registered or qualified under state securities laws (including the securities laws of its state of residence) by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. The Holder understands that this Warrant and any shares of Common Stock issued upon exercise hereof must be held indefinitely unless such securities are subsequently registered under the Act and all applicable state securities laws and regulations or an exemption from such registration or qualification is available, and that the Company is under no obligation to register or qualify such securities.

             (f) Restriction on Sale of Common Stock. The Holder agrees that the Holder, together with its Affiliates, will not, in any 90-day period, sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (or, with respect to any of the foregoing, offer to do so), except, in any such case, to one or more Affiliates of the Holder, more than 250,000 shares of the Common Stock (subject to adjustment pursuant to Section
7). "Affiliate" means an entity that is a wholly owned subsidiary of the Holder

             Section 12. Successors. All of the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

             Section 13. Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

             Section 14. Amendments. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

             Section 15. Notices. Unless otherwise provided in this Warrant, any notice or other communication required or permitted to be made or given to any party hereto pursuant to this Warrant shall be in writing and shall be deemed made or given if delivered by hand, on the date of such delivery to such party or, if mailed, on the fifth day after the date of mailing, if sent to such party by certified or registered mail, postage prepaid, addressed to it (in the case of a Holder) at its address in the Warrant Register or (in the case of the Company) at its address on the signature page hereto, or to such other address as is designated by written notice, similarly given to each other party hereto.

             Section 16. Governing Law. This Warrant shall be governed by and construed under and in accordance with the laws of the State of Washington without giving effect thereof to the principles of conflict of laws.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

             Section 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together will constitute one instrument.

             IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed and attested by its duly authorized officer and to be dated as of July 30, 2000.



                                       drugstore.com, inc.


                                       By:    /s/ DAVID ROSTOV
                                          ---------------------------------

                                       Name:  David Rostov
                                            -------------------------------

                                       Title: Chief Financial Officer
                                             ------------------------------

                                       13920 SE Eastgate Way
                                       Suite 300
                                       Bellevue, WA 98005
                                       Fax:425-372-3808
                                       Attn: General Counsel



ACCEPTED AND AGREED:

Amazon.com, Inc.


By:    /s/ MARK BRITTO
   -------------------------------------

Name:  Mark Britto
     -----------------------------------

Title: Senior Vice President, Marketing
       & Cross-Site Merchandising
      ----------------------------------

1200 S. 12th, Ste. 1200
Seattle, WA  98144
Attn:  General Counsel

                                  EXERCISE FORM



        1. The undersigned, _______________, hereby irrevocably elects to purchase _____ shares of Common Stock pursuant to the terms of the attached Warrant and

                        [ ] hereby makes payment of $__________ in payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any, or

                        [ ] tenders the attached Warrant for cancellation to the extent necessary to effect the payment therefor in accordance with the net exercise provision of Section 2
                        (b) of the attached Warrant.

        2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.

        3. The undersigned represents it is acquiring the shares of Common Stock solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that such acquisition is in compliance with Section 4 and Section 5 of the Warrant. The undersigned further confirms and acknowledges the investment representations and warranties previously made to the Company in Section 11 of the Warrant with respect to the shares being acquired upon exercise hereof.



Date:            ,
     ------------ ---           -----------------------------------
                                       [Signed]

                                       ------------------------------------
                                       [Print Name of Holder]

                                       ------------------------------------
                                       [Street Address]

                                       ------------------------------------
                                       [City and State]

                             WARRANT ASSIGNMENT FORM

             FOR VALUE RECEIVED, the undersigned, _______________ ("Assignor"), hereby sells, assigns and transfers unto

Name:                              ("Assignee")
     -----------------------------
      (Please type or print in block letters.)

Address:
        -----------------------------------

        -----------------------------------


This Warrant and all rights evidenced thereby and does hereby irrevocably constitute and appoint the Company and any of its officers, secretary, or assistant secretaries, as attorneys-in-fact to transfer the same on the books of the Company, with full power of substitution in the premises.


Date:              ,
     -------------- -----            -----------------------------------
                                            Name of Holder:
                                            Title:


In the presence of:
                    ---------------


Note: The signature of this Warrant Assignment must correspond to the name as it appears on the face of this Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.